EXHIBIT 21.1

AMERICREDIT CORP.

SUBSIDIARIES OF THE REGISTRANT

Subsidiary	Ownership %	State or Province of Incorporation or Organization
AmeriCredit Financial Services, Inc.	100%	Delaware
ACF Investment Corp.	100%	Delaware
AFS Funding Corp.	100%	Nevada
AFS SenSub Corp.	100%	Nevada
AFS Funding Trust	100%	Delaware
Americredit Corporation of California	100%	California
AmeriCredit Funding Corp. II	100%	Delaware
AmeriCredit Funding Corp. V	100%	Delaware
AmeriCredit Funding Corp. VII	100%	Delaware
AmeriCredit Funding Corp. VIII	100%	Delaware
AmeriCredit Management Company	100%	Delaware
AmeriCredit Consumer Discount Company	100%	Pennsylvania
AmeriCredit BOA Trust	100%	Delaware
AmeriCredit Master Trust	100%	Delaware
AmeriCredit ML Trust	100%	Delaware
AmeriCredit Manhattan Trust	100%	Delaware
AmeriCredit MTN Corp.	100%	Delaware
AmeriCredit MTN Corp. II	100%	Delaware
AmeriCredit MTN Corp. III	100%	Delaware
AmeriCredit MTN Receivables Trust	100%	Delaware
AmeriCredit MTN Receivables Trust II	100%	Delaware
AmeriCredit MTN Receivables Trust III	100%	Delaware
AmeriCredit Flight Operations, LLC	100%	Texas
AmeriCredit Financial Services of Canada Ltd.	100%	Ontario
AmeriCredit Service Center Ltd.	100%	Ontario
AmeriCredit NS I Co.	100%	Nova Scotia
AmeriCredit NS II Co.	100%	Nova Scotia
AmeriCredit Canada 2002-A Corp.	100%	Ontario